EXHIBIT 1.01

BABCOCK & WILCOX ENTERPRISES, INC.
CONFLICT MINERALS REPORT
YEAR ENDED DECEMBER 31, 2017

Introduction

This Conflict Minerals Report (this "Report") has been prepared by management of Babcock & Wilcox Enterprises, Inc. In this Report, unless the context otherwise indicates, "B&W," "we," "us," the "Company" and "our" mean Babcock & Wilcox Enterprises, Inc. and its consolidated subsidiaries. This Report for the year ended December 31, 2017 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (“3TG”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

As described in this Report, B&W has reason to believe that some of the 3TG present in its supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TG in our products originated from the Covered Countries and were not from recycled or scrap sources. Based on the RCOI, we determined that we may have some suppliers that sourced 3TG from the Covered Countries and proceeded to conduct due diligence on our supplier base.

Forward looking statements

Statements we make in this Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements relating to our compliance efforts and expected actions identified under the “Steps to be taken” section of this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our ability to implement improvements in our conflict minerals program and identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2017. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Overview

B&W is a leading technology-based provider of advanced fossil and renewable power generation and environmental equipment that includes a broad suite of boiler products, environmental systems, and services for power and industrial uses. We specialize in technology and engineering for power generation and various other industries, including the procurement, erection and specialty manufacturing of related equipment, and services, including:

•	high-pressure equipment for energy conversion, such as boilers fueled by coal, oil, bitumen, natural gas, and renewables including municipal solid waste and biomass fuels;

•
environmental control systems for both power generation and industrial applications to incinerate, filter, capture, recover and/or purify air, liquid and vapor-phase effluents from a variety of power generation and specialty manufacturing processes;

•
aftermarket support for the global installed base of operating plants with a wide variety of products and technical services including replacement parts, retrofit and upgrade capabilities, field engineering, construction, inspection, operations and maintenance, condition assessment and other technical support;

•	custom-engineered comprehensive dry and wet cooling solutions;

•	gas turbine inlet and exhaust systems, custom silencers, filters and custom enclosures; and

•	engineered-to-order services, products and systems for energy conversion worldwide and related auxiliary equipment, such as burners, pulverizers, soot blowers and ash and material handling systems.

We operate in three reportable segments: Power, Renewable and Industrial. Through our Power segment, we provide the supply of and aftermarket services for steam-generating, environmental, and auxiliary equipment for power generation and other industrial applications. Through our Renewable segment, we supply steam-generating systems, environmental and auxiliary equipment for the waste-to-energy and biomass power generation industries. Our Industrial segment provides custom-engineered cooling, environmental and other industrial equipment along with related aftermarket services.

Our overall activity depends significantly on the capital expenditures and operations and maintenance expenditures of global electric power generating companies, other steam-using industries and industrial facilities with environmental compliance and noise abatement needs. Several factors influence these expenditures, including:

•	prices for electricity, along with the cost of production and distribution including the cost of fuel within the United States or internationally;

•	demand for electricity and other end products of steam-generating facilities;

•	requirements for environmental and noise abatement improvements;

•	expectation of future requirements to further limit or reduce greenhouse gas and other emissions in the United States and internationally;

•	environmental policies which include waste-to-energy or biomass as options to meet legislative requirements and clean energy portfolio standards;

•	level of capacity utilization at operating power plants and other industrial uses of steam production;

•	requirements for maintenance and upkeep at operating power plants to combat the accumulated effects of usage;

•	overall strength of the industrial industry; and

•	ability of electric power generating companies and other steam users to raise capital.

Customer demand is heavily affected by the variations in our customers' business cycles and by the overall economies and energy, environmental and noise abatement needs of the countries in which they operate.

Our products

We conducted an analysis of our products to determine which of our products were likely to contain 3TG. We have identified 3TG in products within each of our business segments that are necessary to the functionality or production of products that we manufactured or contracted to manufacture during the Reporting Period.

Conflict minerals policy

We have adopted a conflict minerals policy, as follows, which is also publicly available on our website at http://s22.q4cdn.com/178702546/files/doc_downloads/gov_doc/Conflict-Minerals-Policy.pdf. The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

We support sourcing components and materials from companies that share our values regarding respect for human rights, ethics and environmental responsibility. We are committed to complying with the SEC disclosure requirements and are working with our suppliers to perform reasonable country of origin inquiries and due diligence in determining the potential for conflict minerals in our supply chain and products.

We expect our suppliers to partner with us in our commitment to compliance and have designed our efforts to align with conflict minerals reporting rules.

Description of RCOI

Our operations use materials, such as carbon and alloy steels in various forms and components and accessories for assembly, which are available from numerous sources. We generally purchase materials and components as needed for individual contracts.

As noted above, we manufacture a variety of products for which materials included in those products may differ from year to year. These products are highly complex, typically containing thousands of parts from many suppliers throughout the world. We may purchase the same materials from multiple different suppliers and distributors. These suppliers and distributors often obtain their materials from lower tier suppliers. Accordingly, our supply chain is deep and identifying the ultimate source of materials supplied to us is difficult. We rely on our direct suppliers to work with their suppliers to provide information on the smelters and origin of the 3TG contained in components and materials supplied to us.

During the Reporting Period, our compliance efforts included both our domestic and our international locations. Our scoping process included removing service providers, indirect materials suppliers, and suppliers who are inactive and whom we have not made a purchase within the last year. This ensures that all suppliers surveyed provided items to B&W that were used in final products in the year 2017. Once the filtering was completed, we populated the list with contact information and provided the list to our third-party service provider.

Our service provider then conducted the supplier survey portion of the RCOI. Utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 5.0 or higher, developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, the suppliers identified through the procedures above were surveyed on their sourcing of the 3TG that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked. Non-responsive suppliers were contacted a minimum of three times and then were also managed via our service provider’s compliance support team through one-on-one communications. This included at least two follow ups to encourage their response via the CMRT.

The RCOI also included automated data validation on all the submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted regarding invalid forms and encouraged to resubmit a valid form.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TG from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we proceeded to conduct due diligence on our supplier base.

Due diligence

Design of due diligence

We have designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organization for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for gold and for tin, tantalum and tungsten (collectively, the "OECD Guidelines").

Data is collected at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a product that the supplier supplies to us. We were therefore unable to determine whether the 3TG that these suppliers reported were contained in components or parts that the suppliers supplied to us or to validate a direct connection between the smelters and refiners provided by our suppliers, via the CMRT, and B&W products.

Due diligence performed

Establish strong company management systems

Conflict minerals policy

We established a conflict minerals policy related to our sourcing of 3TG as described in full in the “Conflict Minerals Policy” section above and posted this policy on our website at http://s22.q4cdn.com/178702546/files/doc_downloads/gov_doc/Conflict-Minerals-Policy.pdf within the “Investor Relations” section under “Corporate Governance.” The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

Internal team

We commissioned a Conflict Minerals Steering Committee comprised of individuals in management positions across the procurement, legal and finance functions. The Conflict Minerals Steering Committee is led by members of our senior management. The Conflict Minerals Steering Committee governs our conflict minerals compliance effort and is responsible for providing guidance and direction for the implementation of our conflict minerals program.

We have also taken on other management systems that include the use of a third-party vendor. Through our vendor’s tool, we can collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools and services has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems and grievance mechanism

We do not typically have a direct relationship with smelters and refiners. However, we have controls in place designed to uphold our core values and ethical standards in all interactions with customers, vendors, suppliers, shareholders, fellow employees and others. These controls include a Code of Business Conduct and a Supplier Code of Conduct that outlines expected behaviors for all employees, vendors and independent contractors. These Codes are publicly available on our website within the “About” section under “Ethics.” To this end, anyone can utilize our Integrity Line as detailed in the Codes to proactively report a violation of our Code or policies, including our conflict minerals policy and related program efforts.

Maintain records

We have maintained company-wide document retention policies. These policies extend to the documentation accumulated in performing our due diligence procedures and requires that documentation will be retained for a period of 10 years.

Supplier engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.0 or higher and a third-party vendor’s web-based reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TG identified in our products. We have provided suppliers access to our Conflict Minerals Policy through the website above or upon request.

We continue to emphasize supplier education and training. To accomplish this, we utilized our third-party vendor’s learning management system and provided all in-scope suppliers access to their Conflict Minerals training course. This training was tracked and evaluated based on completion. All suppliers were encouraged to complete all modules within this course.

Identify and assess risks in the supply chain

Due to the complexity of our products and the depth, breadth, and constant changes to our supply chain, it is difficult to identify sub-tier suppliers from our direct suppliers. We have relied on supplier responses to provide us with the information about the source of conflict minerals contained in the parts and components they supply to us.

Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Our third-party vendor compared these facilities listed in the responses to the list of smelters and refiners maintained by the Responsible Minerals Initiative ("RMI") to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2017 calendar year.

To assess the risk that any of these smelters posed to our supply chain, our third-party vendor determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process ("RMAP"). We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our third-party vendor uses 3 factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags.

1.	Geographic proximity to the DRC and covered countries;

2.	RMAP audit status;

3.	Credible evidence of unethical or conflict sourcing.

We also calculate overall supplier risk based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Full supply chain visibility is a long-term endeavor, companies continue to be in the middle of the process and still have “unknown” as some of the answers. It has been decided that penalizing or failing them for working through the process is likely not the best approach for the initial years of compliance, it does not meet the goals or spirit of the Rule, however evaluating and tracking the strength of the program does meet the OECD Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:
1.     Have you established a conflict minerals sourcing policy?

2.	Have you implemented due diligence measures for conflict-free sourcing?

3.	Do you review due diligence information received from your suppliers against your company’s expectations?

4.	Does your review process include corrective action management?

When suppliers meet or exceed the above criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TG in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

Design and implement a strategy to respond to identified risks

We report our findings annually to the Conflict Minerals Steering Committee prior to the issuance of Form SD and this Report. We also report any significant due diligence findings to the Conflict Minerals Steering Committee as they arise. For example, if we find that we source 3TG that directly or indirectly finances or benefits armed groups, in the Covered Countries, B&W will assess the supplier relationship and encourage the supplier in question to establish an alternative source of 3TG that does not support such conflict. We have found no instance where it was necessary to implement risk mitigation efforts as a result of a supplier’s response to our information request.

Based on the smelter or refiner red-flag criteria noted above, the following facilities have been identified with red-flag risks in their supply chain:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to B&W, and escalating up to removal of these red-flag smelters from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain. Furthermore, suppliers are guided to our third-party vendor’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Carry-out independent third-party audit of supply chain due diligence at identified points in the supply chain

We do not typically have a direct relationship with smelters and refiners and therefore do not perform or direct audits of these entities. However, we will rely on publicly available third-party assurances and certifications, for example, through the RMI's RMAP.

Report on supply chain due diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at http://investors.babcock.com/financials-information/sec-filings/default.aspx within the “Investor Relations” section under “Financial Information” and “SEC Filings” and is filed with the SEC. The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

Results of due diligence

Survey results

As described above, B&W actively surveys our supply chain and reviews the responses against criteria developed to determine whether further engagement is required. These criteria include: untimely responses, incomplete responses and inconsistencies within the data reported in the CMRT.

As of March 23rd, 2018, we received responses from over 50% of our 681 surveyed suppliers for the 2017 year.

Efforts to determine mine or location of origin

Given that we do not have established relationships with the ultimate smelters and refiners from which the 3TG in our products is sourced, we have determined that requesting our suppliers to complete the CMRT represents our good faith effort to determine the mines or locations of origin of 3TG in our supply chain.

Smelters and refiners

Of the suppliers surveyed, many completed the CMRT at the company, business unit or entity level and are unable to represent that 3TG from the processing facilities they listed had actually been included in components that they supplied to us. The quality of the responses that we received from our surveyed suppliers continue to be varied. Many of the responses provided by supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners ("SORs"). The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third-party provider follows up on these, urging suppliers to resubmit the form and include smelter information. Any CMRTs submitted by suppliers unable to provide SORs used for the materials supplied to us are deemed invalid.

For all responses that indicated a smelter, our third-party consultant compared the facilities listed to the list of smelters maintained by the RMI. If a supplier indicated that the facility was certified as "Conflict-Free," our vendor confirmed that the name was listed by the RMI as a certified smelter. As of March 21, 2018, we have identified 321 smelters or refiners that were reported by our suppliers via the CMRT. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix B also includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 257 smelters that are deemed RMAP Conformant - this indicates these smelters of refiners are compliant with the Conflict Free Smelter Program assessment protocols. There are 53 more smelters or refiners that are deemed RMAP Active - Smelters and refiners on the Active list have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 11 smelters listed have not yet been confirmed as Conflict-Free. We have assessed these facilities and determined that most of these are of low risk due to their geographic location. As mentioned above, there are 6 smelters or refiners that are considered red-flag, and all 6 appear in the CMRTs submitted by B&W suppliers.

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

Risk mitigation activities were initiated on the suppliers submitting these entries in their CMRT. Through our third-party vendor, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to B&W, and escalating up to removal of these red-flag smelters from their supply chain. The submission of these smelters by B&W suppliers do not guarantee that these smelters or refiners are present in the B&W supply chain as these B&W suppliers were only able to provide company-level CMRTs and not able to provide product-level CMRTs directly linking those smelters or refiners to the products they provide to B&W.

As our suppliers are largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to make any determinations regarding the 3TG included in our products during the Reporting Period or to provide additional smelter and refiner names and country of origin of the necessary 3TGs at this time.

Steps to be taken

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our conflict minerals program and related due diligence. Our next steps may include, but are not limited to the following:

•
Engage with suppliers and direct them to training resources, including increasing the number who utilize our third-party vendor’s learning management system, to attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the processing facilities for and country of origin of our 3TG with the greatest specificity possible;

•
Via our third-party vendor, increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program; and

•	Via our third-party vendor, encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

Appendix A:

The following smelters and refiners were reported by our suppliers as being in their supply chains. Facilities that have been certified as conflict-free by an internationally-recognized validation scheme for 3TG smelters and refiners are designated below in the sixth column.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Enrolled	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant	Yes
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant	Yes
Gold	Aurubis AG	GERMANY	CID000113	Conformant	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Active	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant	Yes
Gold	Boliden AB	SWEDEN	CID000157	Conformant	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant	Yes
Gold	Caridad	MEXICO	CID000180	Not Enrolled	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant	Yes
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant	Yes
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled	Unknown
Gold	DODUCO GmbH	GERMANY	CID000362	Conformant	Yes
Gold	Dowa	JAPAN	CID000401	Conformant	Yes
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active	Unknown
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Not Enrolled	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled	Unknown
Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled	Unknown
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant	Yes
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Conformant	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant	Yes
Gold	Italpreziosi	ITALY	CID002765	Conformant	Yes
Gold	Japan Mint	JAPAN	CID000823	Conformant	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conformant	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Active	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled	Unknown
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Active	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled	Unknown
Gold	Marsam Metals	BRAZIL	CID002606	Conformant	Yes
Gold	Materion	UNITED STATES	CID001113	Conformant	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant	Yes
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant	Yes
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active	Unknown
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant	Yes
Gold	SAAMP	FRANCE	CID002761	Conformant	Yes
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled	Unknown
Gold	Safimet Spa. (Gold refiners)	Italy	CID002973	Conformant	Yes
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active	Unknown
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant	Yes
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conformant	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled	Unknown
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Not Enrolled	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Conformant	Yes
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Conformant	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant	Yes
Tantalum	Duoluoshan	CHINA	CID000410	Not Enrolled	Unknown
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Conformant	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conformant	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Conformant	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Conformant	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Conformant	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Conformant	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conformant	Yes
Tin	Alpha	UNITED STATES	CID000292	Conformant	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Active	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled	Unknown
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant	Yes
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Conformant	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Conformant	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant	Yes
Tin	Dowa	JAPAN	CID000402	Conformant	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Not Enrolled	Unknown
Tin	Elmet S.L.U.	SPAIN	CID002774	Conformant	Yes
Tin	EM Vinto	BOLIVIA	CID000438	Conformant	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled	Unknown
Tin	Fenix Metals	POLAND	CID000468	Conformant	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Conformant	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled	Unknown
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conformant	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Conformant	Yes
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Conformant	Yes
Tin	Minsur	PERU	CID001182	Conformant	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Conformant	Yes
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant	Yes
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant	Yes
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conformant	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant	Yes
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Conformant	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant	Yes
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Conformant	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant	Yes
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Conformant	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant	Yes
Tin	Super Ligas	Brazil	CID002756	Not Enrolled	Unknown
Tin	Thaisarco	THAILAND	CID001898	Conformant	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant	Yes
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant	Yes
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant	Yes
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	CID002645	Active	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant	Yes
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Conformant	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant	Yes
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conformant	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant	Yes
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status	Conflict Free?
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Conformant	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant	Yes

Appendix B:

Countries of origin include:

Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia, and Zimbabwe.